UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2012
Date of Report (Date of earliest event reported)

THERABIOGEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53008	98-0559606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 296, Manalapan, New Jersey	07726

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain

                    Officers; Compensatory Arrangements of Certain Officers

Effective October 12, 2012, Kelly T. Hickel, our Chairman and CEO, resigned as an officer, director and employee of the Company for personal reasons.  Mr. Hickel has not provided us with any written statement concerning his resignation that contains any disagreement or difference with the company on any matter of policy or operations and has not expressed any such concerns to us.  By copy of this filing sent to Mr. Hickel, we advised him of the disclosures being made in this Current Report and provided him with an opportunity to furnish us with a letter starting whether he agrees or disagrees with the disclosures and if he disagrees, stating the reasons for such disagreement.  A copy of the letter from Mr. Hickel dated November 14, 2012 stating that he agrees with the disclosures in this Current Report is attached as an exhibit to this Current Report.

Section 8 – Other Events

Item 8.01 – Other Events

On November 9, 2012, we were advised that a creditor of the Company has completed its foreclosure of the Company’s assets, including the license to manufacture,  market and sell the TheraMax™ homeopathic cold and flu products which have been distributed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2012

THERABIOGEN, INC.

By: Board of Directors